Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:                                                                         MEDIA:
Matt Schroeder                                                                       Karen Rugen
(717) 214-8867                                                                       (717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE
RITE AID REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2010 RESULTS

•	Fourth Quarter Net Loss of $0.24 per Diluted Share Compared to Prior Fourth Quarter Net Loss of $2.67 per Diluted Share, which Included Significant Non-Cash Charges

•	Full Year Net Loss of $0.59 per Diluted Share Compared to Prior Year Net Loss of $3.49 per Diluted Share, which Included Significant Non-Cash Charges

•	Fourth Quarter Adjusted EBITDA of $205.1 Million Compared to Adjusted EBITDA of $270.5 Million in Prior Fourth Quarter

•	Full Year Adjusted EBITDA of $925.0 Million Compared to Adjusted EBITDA of $991.1 Million in Prior Year

•	Continued Strong Liquidity of $944.5 Million at Quarter End

CAMP HILL, PA (March 31, 2010)—Rite Aid Corporation (NYSE: RAD) today reported financial results for the fourth quarter and fiscal year ended February 27, 2010.

For the fourth quarter, the company reported revenues of $6.5 billion, a net loss of $208.4 million or $0.24 per diluted share and adjusted EBITDA of $205.1 million or 3.2 percent of revenues. Results were negatively impacted by lower sales and continued pressure on pharmacy margins resulting from less profit on new generics and a significant reduction in reimbursement rates. An improvement in front end margin and good SG&A cost control were not enough to offset the decline in pharmacy margin.

“It was a difficult quarter with continued weak consumer demand, a weaker cough cold and flu season than last year and continued pressure on pharmacy reimbursement,” said Mary Sammons, Rite Aid chairman and CEO.  “But our team did a good job of improving front end margins and holding tight on expenses.  Thanks to our working capital initiatives, we moved into the new fiscal year with a strong liquidity position.”

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Rite Aid FY 2010 Q4 Press Release – page 2

Fourth Quarter Summary

Revenues for the 13-week fourth quarter were $6.5 billion versus revenues of $6.7 billion in the prior year fourth quarter.  Revenues decreased 3.6 percent, primarily as a result of store closings and a decline in same store sales.

Same store sales for the quarter decreased 2.4 percent over the prior year 13-week period, consisting of a 2.6 percent decrease in the front end and a 2.4 percent decrease in the pharmacy.  Pharmacy sales included an approximate 202 basis point negative impact from new generic introductions.  The number of prescriptions filled in same stores decreased 1.7 percent over the prior year period.  Prescription sales accounted for 66.6 percent of total drugstore sales, and third party prescription revenue was 96.0 percent of pharmacy sales.

The fourth quarter net loss was $208.4 million or $0.24 per diluted share compared to last year’s fourth quarter net loss of $2.3 billion or $2.67 per diluted share, which included significant non-cash charges related to goodwill impairment, store impairment and an additional tax valuation allowance against deferred tax assets.  Without these non-cash charges, last year’s fourth quarter net loss was $116.9 million or $0.14 per diluted share.

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $205.1 million or 3.2 percent of revenues for the fourth quarter compared to $270.5 million or 4.0 percent of revenues for the like period last year.  As previously disclosed, adjusted EBITDA for the prior year fourth quarter reflects a $9.1 million reclassification of accounts receivable securitization fee as interest expense to make it comparable to the current period.

In the fourth quarter, the company opened 1 store, relocated 1 store, remodeled 1 store and closed 22 stores.  Stores in operation at the end of the fourth quarter totaled 4,780.

Full Year Results

For the 52-week fiscal year ended February 27, 2010, Rite Aid had revenues of $25.7 billion as compared to revenues of $26.3 billion for the 52-week prior year.  Revenues declined 2.4 percent, primarily driven by 121 net fewer stores and a decline in same store sales.

Same store sales for the year decreased 0.9 percent over the prior 52-week comparable period.  This decrease consisted of a 2.9 percent front-end same store sales decrease and a 0.1 percent increase in pharmacy same store sales.  The number of prescriptions filled in same stores increased 0.8 percent.  Prescription sales accounted for 67.9 percent of total revenue, and third party prescription revenue was 96.2 percent of pharmacy sales.

Net loss for fiscal 2010 was $506.7 million or $0.59 per diluted share compared to last year’s net loss of $2.9 billion or $3.49 per diluted share, which included significant non-cash charges related to goodwill impairment, store impairment and an additional tax valuation allowance against deferred tax assets that accounted for $2.2 billion or $2.70 per diluted share.  Excluding these significant non-cash charges, last year's net loss would have been $640 million or $0.79 per diluted share. Contributing to this year’s net loss were lower same store sales impacted by a continued weak economy and lower pharmacy margin partially offset by a decrease in SG&A expense.

As computed on the attached table, adjusted EBITDA of $925.0 million or 3.6 percent of revenues for the year compared to $991.1 million or 3.8 percent of revenues for last year.  As previously disclosed, adjusted EBITDA for the prior year reflects a $26.1 million reclassification of accounts receivable securitization fees as interest expense to make it comparable to the current period.

For the year, the company opened 17 new stores, relocated 41 stores, remodeled 8 stores and closed 138 stores. Stores in operation at the end of the year totaled 4,780.

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Rite Aid FY 2010 Q4 Press Release – page 3

Outlook for Fiscal 2011

The company's outlook for fiscal 2011 is based on current trends, a continued weak economy with high unemployment and the impact of the investment Rite Aid is making in its new customer loyalty program.

Rite Aid said it expects sales to be between $25.2 billion and $ 25.6 billion in fiscal 2011 with same store sales expected to range from a decrease of 1.0 percent to an increase of 1.0 percent over fiscal 2010.

Adjusted EBITDA (which is reconciled to net loss on the attached table) is expected to be between $875 million and $975 million.

Net loss for fiscal 2011 is expected to be between $355 million and $570 million or a loss per diluted share of $0.41 to $0.65.  Capital expenditures are expected to be approximately $250 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team.  The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites.  A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone for 48 hours beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on April 2.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 61582179.

Rite Aid Corporation is one of the nation’s leading drugstore chains with nearly 4,800 stores in 31 states and the District of Columbia.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at http://www.riteaid.com.

This press release contains forward-looking statements, including guidance, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; general economic conditions, inflation and interest rate movements; our ability to improve the operating performance of our stores in accordance with our long term strategy; our ability to realize same store sales growth; our ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; decisions to close additional stores and distribution centers, which could result in further charges to our operating statement; our ability to manage expenses; our ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations;  the outcome of lawsuits and governmental investigations and health care reform. Consequently, all of the forward-looking statements made in this press release, including our guidance, are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

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Rite Aid FY 2010 Q4 Press Release – page 4

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) from operations excluding the impact of income taxes, interest expense and securitization costs, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to customer loyalty programs and other non-recurring items. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to our investors and enable investors to better compare our operating performance with the operating performance of our competitors.

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	February 27, 2010	February 28, 2009
ASSETS
Current assets:
Cash and cash equivalents	$103,594	$152,035
Accounts receivable, net	955,502	526,742
Inventories, net of LIFO reserve of $831,113 and $746,467	3,238,644	3,509,494
Prepaid expenses and other current assets	210,928	176,661
Total current assets	4,508,668	4,364,932
Property, plant and equipment, net	2,293,153	2,587,356
Other intangibles, net	823,088	1,017,011
Other assets	425,002	357,241
Total assets	$8,049,911	$8,326,540

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$51,502	$40,683
Accounts payable	1,159,069	1,256,982
Accrued salaries, wages and other current liabilities	965,121	1,004,762
Total current liabilities	2,175,692	2,302,427
Long-term debt, less current maturities	6,185,633	5,801,230
Lease financing obligations, less current maturities	133,764	169,796
Other noncurrent liabilities	1,228,373	1,252,739
Total liabilities	9,723,462	9,526,192

Commitments and contingencies	-	-
Stockholders' deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	152,304	143,498
Common stock	887,636	886,113
Additional paid-in capital	4,277,200	4,265,211
Accumulated deficit	(6,959,372)	(6,452,696)
Accumulated other comprehensive loss	(31,320)	(41,779)
Total stockholders' deficit	(1,673,551)	(1,199,652)
Total liabilities and stockholders' deficit	$8,049,911	$8,326,540

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended February 27, 2010	Thirteen weeks ended February 28, 2009
Revenues	$6,463,786	$6,707,567
Costs and expenses:
Cost of goods sold	4,788,449	4,983,847
Selling, general and administrative expenses	1,641,574	1,699,889
Goodwill impairment charge	-	1,810,223
Lease termination and impairment charges	77,207	104,021
Interest expense	141,687	114,207
Loss (gain) on sale of assets, net	1,461	(358)

	6,650,378	8,711,829

Loss before income taxes	(186,592)	(2,004,262)
Income tax expense	21,764	289,396
Net loss	$(208,356)	$(2,293,658)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(208,356)	$(2,293,658)
Accretion of redeemable preferred stock	(25)	(25)
Cumulative preferred stock dividends	(2,251)	(4,687)
Loss attributable to common stockholders - basic and diluted	$(210,632)	$(2,298,370)

Basic and diluted weighted average shares	881,641	861,647

Basic and diluted loss per share	$(0.24)	$(2.67)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Fifty-two weeks ended February 27, 2010	Fifty-two weeks ended February 28, 2009
Revenues	$25,669,117	$26,289,268
Costs and expenses:
Cost of goods sold	18,845,027	19,253,616
Selling, general and administrative expenses	6,603,372	6,985,367
Goodwill impairment charge	-	1,810,223
Lease termination and impairment charges	208,017	293,743
Interest expense	515,763	477,627
Loss on debt modifications and retirements, net	993	39,905
(Gain) loss on sale of assets, net	(24,137)	11,581

	26,149,035	28,872,062

Loss from continuing operations before income taxes	(479,918)	(2,582,794)
Income tax expense	26,758	329,257

Net loss from continuing operations	(506,676)	(2,912,051)

Loss from discontinued operations	-	(3,369)

Net loss	$(506,676)	$(2,915,420)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(506,676)	$(2,915,420)
Accretion of redeemable preferred stock	(102)	(102)
Cumulative preferred stock dividends	(8,807)	(21,768)
Loss attributable to common stockholders - basic and diluted	$(515,585)	$(2,937,290)

Basic and diluted weighted average shares	880,843	840,812

Basic and diluted loss per share	$(0.59)	$(3.49)

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended February 27, 2010	Thirteen weeks ended February 28, 2009

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,463,786	$6,707,567
Cost of goods sold	4,788,449	4,983,847
Gross profit	1,675,337	1,723,720
LIFO charge	44,140	94,569
FIFO gross profit	1,719,477	1,818,289

Gross profit as a percentage of revenues	25.92%	25.70%
LIFO charge as a percentage of revenues	0.68%	1.41%
FIFO gross profit as a percentage of revenues	26.60%	27.11%

Selling, general and administrative expenses	1,641,574	1,699,889
Selling, general and administrative expenses as a percentage of revenues	25.40%	25.34%

Cash interest expense	130,142	106,245
Non-cash interest expense	11,545	7,962
Total interest expense	141,687	114,207
Securitization costs (included in SG&A)	-	9,142
Total interest expense and securitization costs	141,687	123,349

Adjusted EBITDA	205,051	270,523
Adjusted EBITDA as a percentage of revenues	3.17%	4.03%

Net loss	(208,356)	(2,293,658)
Net loss as a percentage of revenues	-3.22%	-34.20%

Total debt	6,370,899	6,011,709
Accounts receivable securitization facility	-	548,379
Total debt including accounts receivable facility	6,370,899	6,560,088

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	59,317	59,397
Intangible assets acquired	4,111	5,035
Total cash capital expenditures	63,428	64,432
Equipment received for noncash consideration	6,153	-
Equipment financed under capital leases	-	304
Gross capital expenditures	$69,581	$64,736

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Fifty-two weeks ended February 27, 2010	Fifty-two weeks ended February 28, 2009

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$25,669,117	$26,289,268
Cost of goods sold	18,845,027	19,253,616
Gross profit	6,824,090	7,035,652
LIFO charge	88,450	184,569
FIFO gross profit	6,912,540	7,220,221

Gross profit as a percentage of revenues	26.58%	26.76%
LIFO charge as a percentage of revenues	0.34%	0.70%
FIFO gross profit as a percentage of revenues	26.93%	27.46%

Selling, general and administrative expenses	6,603,372	6,985,367
Selling, general and administrative expenses as a percentage of revenues	25.72%	26.57%

Cash interest expense	475,221	450,896
Non-cash interest expense	40,542	26,731
Total interest expense	515,763	477,627
Securitization costs (included in SG&A)	36,862	26,064
Total interest expense and securitization costs	552,625	503,691

Adjusted EBITDA	924,974	991,147
Adjusted EBITDA as a percentage of revenues	3.60%	3.77%

Net loss	(506,676)	(2,915,420)
Net loss as a percentage of revenues	-1.97%	-11.09%

Total debt	6,370,899	6,011,709
Accounts receivable securitization facility	-	548,379
Total debt including accounts receivable facility	6,370,899	6,560,088

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	183,858	460,857
Intangible assets acquired	9,772	80,489
Total cash capital expenditures	193,630	541,346
Equipment received for noncash consideration	15,603	23,878
Equipment financed under capital leases	185	8,117
Gross capital expenditures	$209,418	$573,341

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirteen weeks ended February 27, 2010	Thirteen weeks ended February 28, 2009

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(208,356)	$(2,293,658)
Adjustments:
Interest expense and securitization costs (a)	141,687	123,349
Income tax expense	21,764	289,396
Depreciation and amortization	129,931	144,859
LIFO charges (b)	44,140	94,569
Goodwill impairment charge (c)	-	1,810,223
Lease termination and impairment charges	77,207	104,021
Stock-based compensation expense	5,459	5,527
Loss (gain) on sale of assets, net	1,461	(358)
Incremental acquisition costs (d)	-	206
Closed facility liquidation expense (e)	1,548	5,043
Severance costs	-	3,164
Other	(9,790)	(15,818)
Adjusted EBITDA (a)	$205,051	$270,523
Percent of revenues	3.17%	4.03%
_____________
Notes:

(a)	Securitization costs of $9,142 for the thirteen weeks ended February 28, 2009 have been excluded from Adjusted EBITDA.

(b)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(c)	Represents the total write-off of the Company's goodwill due to sustained low stock price and reduced market capitalization.

(d)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(e)	Represents costs to liquidate inventory and vacate facilities that are in the process of closing.

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Fifty-two weeks ended February 27, 2010	Fifty-two weeks ended February 28, 2009

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(506,676)	$(2,915,420)
Adjustments:
Interest expense and securitization costs (a)	552,625	503,691
Income tax expense	26,758	329,257
Depreciation and amortization	534,238	586,208
LIFO charges (b)	88,450	184,569
Goodwill impairment charge (c)	-	1,810,223
Lease termination and impairment charges	208,017	293,743
Stock-based compensation expense	23,794	31,448
(Gain) loss on sale of assets, net	(24,137)	11,629
Loss on debt modifications and retirements, net	993	39,905
Incremental acquisition costs (d)	-	85,633
Closed facility liquidation expense (e)	14,801	19,353
Severance costs	6,184	15,754
Other	(73)	(4,846)
Adjusted EBITDA (a)	$924,974	$991,147
Percent of revenues	3.60%	3.77%

Results of discontinued operations (f)	-	1,882
Adjusted EBITDA from continuing operations	$924,974	$993,029
_____________
Notes:

(a)	Securitization costs of $26,064 for the fifty-two weeks ended February 28, 2009 have been excluded from Adjusted EBITDA.

(b)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(c)	Represents the total write-off of the Company's goodwill due to sustained low stock price and reduced market capitalization.

(d)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(e)	Represents costs to liquidate inventory and vacate facilities that are in the process of closing.

(f)	Represents losses from our disposed Las Vegas market that are included in prior year's Adjusted EBITDA.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended February 27, 2010	Thirteen weeks ended February 28, 2009

OPERATING ACTIVITIES:
Net loss	$(208,356)	$(2,293,658)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	129,931	144,859
Goodwill impairment charge	-	1,810,223
Lease termination and impairment charges	77,207	104,021
LIFO charges	44,140	94,569
Loss (gain) on sale of assets, net	1,461	(358)
Stock-based compensation expense	5,459	5,527
Changes in deferred taxes	-	280,734
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	-	(5,119)
Accounts receivable	126,686	70,700
Inventories	292,843	378,555
Accounts payable	(323,301)	(87,994)
Other assets and liabilities, net	(246,824)	(177,281)
Net cash (used in) provided by operating activities	(100,754)	324,778
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(59,317)	(59,397)
Intangible assets acquired	(4,111)	(5,035)
Proceeds from sale-leaseback transactions	1,435	-
Proceeds from dispositions of assets and investments	25,969	10,643
Net cash used in investing activities	(36,024)	(53,789)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	-
Net repayments to revolver	(44,000)	(308,000)
Principal payments on long-term debt	(7,532)	(7,892)
Change in zero balance cash accounts	136,125	48,078
Net proceeds from the issuance of common stock	36	-
Financing costs paid	(886)	-
Net cash provided by (used in) financing activities	83,743	(267,814)
(Decrease) increase in cash and cash equivalents	(53,035)	3,175
Cash and cash equivalents, beginning of period	156,629	148,860
Cash and cash equivalents, end of period	$103,594	$152,035

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Fifty-two weeks ended February 27, 2010	Fifty-two weeks ended February 28, 2009

OPERATING ACTIVITIES:
Net loss	$(506,676)	$(2,915,420)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	534,238	586,208
Goodwill impairment charge	-	1,810,223
Lease termination and impairment charges	208,017	293,743
LIFO charges	88,450	184,569
(Gain) loss on sale of assets, net	(24,137)	11,629
Stock-based compensation expense	23,794	31,448
Loss on debt modifications and retirements, net	993	39,905
Changes in deferred taxes	-	307,789
Proceeds from insured loss	1,380	-
Changes in operating assets and liabilities:
Net (repayments to) proceeds from accounts receivable securitization	(555,000)	104,881
Accounts receivable	118,240	33,784
Inventories	181,542	196,517
Accounts payable	(194,655)	(140,258)
Other assets and liabilities, net	(201,249)	(185,108)
Net cash (used in) provided by operating activities	(325,063)	359,910
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(183,858)	(460,857)
Intangible assets acquired	(9,772)	(80,489)
Expenditures for business acquisition	-	(112)
Proceeds from sale-leaseback transactions	7,967	161,553
Proceeds from dispositions of assets and investments	65,177	33,547
Net cash used in investing activities	(120,486)	(346,358)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,303,307	900,629
Net repayments to revolver	(758,000)	(11,000)
Proceeds from financing secured by owned property	-	31,266
Principal payments on long-term debt	(174,706)	(870,054)
Change in zero balance cash accounts	86,650	(16,298)
Net proceeds from the issuance of common stock	66	1,117
Payments for preferred stock dividends	-	(3,466)
Financing costs paid	(60,209)	(49,473)
Net cash provided by (used in) financing activities	397,108	(17,279)
Decrease in cash and cash equivalents	(48,441)	(3,727)
Cash and cash equivalents, beginning of period	152,035	155,762
Cash and cash equivalents, end of period	$103,594	$152,035

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING FEBRUARY 26, 2011
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,200,000	$25,600,000

Same store sales	-1.00%	1.00%

Gross capital expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(570,000)	$(355,000)
Adjustments:
Interest expense and securitization costs	585,000	575,000
Income tax expense	20,000	15,000
Depreciation and amortization	505,000	495,000
LIFO charge	80,000	60,000
Store closing, liquidation, and impairment charges	190,000	135,000
Stock-based compensation expense	20,000	15,000
Wellness plus deferral provision (a)	40,000	30,000
Other	5,000	5,000
Adjusted EBITDA	$875,000	$975,000

Diluted loss per share	$(0.65)	$(0.41)

_____________
Notes:

(a)	Adjustment not previously utilized relates to deferral of revenues for our customer loyalty programs.